    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2002.


                                                      REGISTRATION NO. 333-83150
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              WILLBROS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                   REPUBLIC OF PANAMA                                           98-0160660
            (State or Other Jurisdiction of                                  (I.R.S. Employer
             Incorporation or Organization)                               Identification Number)

                             ---------------------

                              PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                                 APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA
                                (50-7) 213-0947
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------

                                 LARRY J. BUMP
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                              WILLBROS GROUP, INC.
                             C/O WILLBROS USA, INC.
                             4400 POST OAK PARKWAY
                                   SUITE 1000
                              HOUSTON, TEXAS 77027
                                 (713) 403-8000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------

                                WITH COPIES TO:

                 ROBERT A. CURRY, ESQ.                                    JAMES M. PRINCE, ESQ.
                ROBERT J. MELGAARD, ESQ.                                   T. MARK KELLY, ESQ.
                 CONNER & WINTERS, P.C.                                   VINSON & ELKINS L.L.P.
                 3700 FIRST PLACE TOWER                                   2300 FIRST CITY TOWER
                  15 EAST FIFTH STREET                                         1001 FANNIN
               TULSA, OKLAHOMA 74103-4344                               HOUSTON, TEXAS 77002-6760
                     (918) 586-5711                                           (713) 758-2222
               (918) 586-8548 (FACSIMILE)                               (713) 615-5962 (FACSIMILE)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



The sole purpose of this Amendment No. 3 is to file an exhibit to the Registration Statement, as shown in Item 16 of Part II below.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

All amounts, except the SEC and NASD fees, are estimates. The Registrant will pay all of these expenses.

    SEC registration fee........................................   $  6,086
    NASD filing fee.............................................      7,115
    New York Stock Exchange additional listing fee..............     20,000
    Printing and shipping expenses..............................    200,000
    Legal fees and expenses.....................................    275,000
    Accounting fees and expenses................................     60,000
    Transfer agent fees.........................................      7,500
    Miscellaneous...............................................      2,299
                                                                   --------
      Total.....................................................   $578,000
                                                                   ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 64 of the General Corporation Law of Panama (the "PGCL") provides that directors shall be liable to creditors of the Registrant for authorizing a dividend or distribution of assets with knowledge that such payments impair the Registrant's capital or for making a false report or statement in any material respect. In addition, Article 444 of the Panama Code of Commerce ("Article 444") provides that directors are not personally liable for the Registrant's obligations, except for liability to the Registrant and third parties for the effectiveness of the payments to the Registrant made by stockholders, the existence of dividends declared, the good management of the accounting, and in general, for execution or deficient performance of their mandate or the violation of laws, the Articles of Incorporation, the By-laws or resolutions of the stockholders. Article 444 provides that the liability of directors may only be claimed pursuant to a resolution of the stockholders.

The PGCL does not address the issue as to whether or not a corporation may eliminate or limit a director's, officer's or agent's liability to the corporation. Nevertheless, Arias, Fabrega & Fabrega, Panamanian counsel to the Registrant, has advised the Registrant that, as between the Registrant and its directors, officers and agents, such liability may be released under general contract principles, to the extent that a director, officer or agent, in the performance of his duties to the corporation, has not acted with gross negligence or malfeasance. This release may be included in the Articles of Incorporation or By-laws of the Registrant or in a contract entered into between the Registrant and the director, officer or agent. While such a release may not be binding with respect to a third person or stockholder claiming liability under Article 444, in order to claim such liability, a resolution of the stockholders would be necessary, which the Registrant believes would be difficult to secure in the case of a publicly held company.

The PGCL does not address the extent to which a corporation may indemnify a director, officer or agent. However, the Registrant's Panamanian counsel has advised the Registrant that, under general agency principles, an agent, which would include directors and officers, may be indemnified against liability to third persons, except for a claim based on Article 64 of the PGCL or for losses due to gross negligence or malfeasance in the performance of such agent's duties. The Registrant's Restated Articles of Incorporation release directors from personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and authorize the Registrant's board of directors to adopt By-laws or resolutions to this effect or to cause the Registrant to enter into contracts providing for limitation of liability and for indemnification of directors, officers, and agents. The Registrant's Restated By-laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by, and in the manner permissible under, the laws of the Republic of Panama. The Registrant has also entered into specific agreements with its directors and officers providing for indemnification of such persons under certain circumstances. The Registrant carries directors' and officers' liability insurance to insure its officers and directors against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director. The Registrant also carries directors' and officers' liability insurance which insures its officers and directors against liabilities they may incur in connection with the registration, offering or sale of the securities covered by this Registration Statement.

The preceding discussion is subject to the Registrant's Restated Articles of Incorporation and Restated By-laws and the provisions of Article 64 of the PGCL and Article 444 as applicable. It is not intended to be exhaustive and is qualified in its entirety by the Registrant's Restated Articles of Incorporation, the Registrant's Restated By-laws and Article 64 of the PGCL and
Article 444.

The form of Underwriting Agreement to be included as Exhibit 1 provides for indemnification of the Registrant and certain controlling persons under certain circumstances, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1**           Form of Underwriting Agreement.
           4.1           Amended and Restated Articles of Incorporation of the
                         Registrant (previously filed as Exhibit 3.2 to the
                         Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998, SEC File No. 1-11953, and
                         incorporated by reference herein).
           4.2           Restated By-laws of the Registrant (previously filed as
                         Exhibit 3.2 to the Registrant's Registration Statement on
                         Form S-1, Registration No. 333-5413 (the "S-1 Registration
                         Statement"), and incorporated by reference herein).
           4.3           Form of Stock Certificate for Common Stock, Par Value $0.05
                         Per Share (previously filed as Exhibit 4 to the S-1
                         Registration Statement and incorporated by reference
                         herein).
           4.4           Rights Agreement, dated April 1, 1999, between the
                         Registrant and ChaseMellon Shareholder Services, L.L.C., as
                         Rights Agent (previously filed as an exhibit to the
                         Registrant's Registration Statement on Form 8-A, dated April
                         9, 1999, SEC File No. 1-11953, and incorporated by reference herein).
           4.5           Certificate of Designation of Series A Junior Participating
                         Preferred Stock of the Registrant (previously filed as
                         Exhibit 3 to the Registrant's Report on Form 10-Q for the
                         quarter ended March 31, 1999, SEC File No. 1-11953, and
                         incorporated by reference herein).
           5*            Opinion of Arias, Fabrega & Fabrega, regarding the legality of the common stock.
           8.1**         Opinion of Sidley Austin Brown & Wood LLP regarding U.S. tax matters.
           8.2*          Opinion of Arias, Fabrega & Fabrega regarding Panamanian tax matters (included in Exhibit 5).
          23.1**         Consent of KPMG LLP.
          23.2*          Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
          23.3**         Consent of Sidley Austin Brown & Wood LLP (included in
                         Exhibit 8.1).
          24**           Power of Attorney.


---------------------------

  * Filed herewith.

 ** Previously filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of April, 2002.


                                          WILLBROS GROUP, INC.

                                          By:       /s/ LARRY J. BUMP
                                            ------------------------------------
                                                       Larry J. Bump
                                                 Chairman of the Board and
                                                  Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ LARRY J. BUMP                    Director, Chairman of the Board and   April 26, 2002
 ------------------------------------------------    Chief Executive Officer (Principal
                  Larry J. Bump                               Executive Officer
                                                        and Authorized Representative
                                                            in the United States)


              /s/ MICHAEL F. CURRAN                    Director, Vice Chairman of the      April 26, 2002
 ------------------------------------------------        Board, President and Chief
                Michael F. Curran                             Operating Officer


              /s/ WARREN L. WILLIAMS                   Vice President, Chief Financial     April 26, 2002
 ------------------------------------------------           Officer and Treasurer
                Warren L. Williams                    (Principal Financial Officer and
                                                        Principal Accounting Officer)


               /s/ PETER A. LEIDEL*                               Director                 April 26, 2002
 ------------------------------------------------
                 Peter A. Leidel


             /s/ RODNEY B. MITCHELL*                              Director                 April 26, 2002
 ------------------------------------------------
                Rodney B. Mitchell


               /s/ MICHAEL J. PINK*                               Director                 April 26, 2002
 ------------------------------------------------
                 Michael J. Pink


            /s/ JAMES B. TAYLOR, JR.*                             Director                 April 26, 2002
 ------------------------------------------------
               James B. Taylor, Jr.


              /s/ GUY E. WALDVOGEL*                               Director                 April 26, 2002
 ------------------------------------------------
                 Guy E. Waldvogel

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


              /s/ JOHN H. WILLIAMS*                               Director                 April 26, 2002
 ------------------------------------------------
                 John H. Williams


              *By:/s/ LARRY J. BUMP
    ------------------------------------------
                  Larry J. Bump
                 Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  1**     --   Form of Underwriting Agreement.
  4.1     --   Amended and Restated Articles of Incorporation of the
               Registrant (previously filed as Exhibit 3.2 to the
               Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998, SEC File No. 1-11953, and
               incorporated by reference herein).
  4.2     --   Restated By-laws of the Registrant (previously filed as
               Exhibit 3.2 to the Registrant's Registration Statement on
               Form S-1, Registration No. 333-5413 (the "S-1 Registration
               Statement"), and incorporated by reference herein).
  4.3     --   Form of Stock Certificate for Common Stock, Par Value $0.05
               Per Share (previously filed as Exhibit 4 to the S-1
               Registration Statement and incorporated by reference
               herein).
  4.4     --   Rights Agreement, dated April 1, 1999, between the
               Registrant and ChaseMellon Shareholder Services, L.L.C., as
               Rights Agent (previously filed as an exhibit to the
               Registrant's Registration Statement on Form 8-A, dated April
               9, 1999, SEC File No. 1-11953, and incorporated by reference herein).
  4.5     --   Certificate of Designation of Series A Junior Participating
               Preferred Stock of the Registrant (previously filed as
               Exhibit 3 to the Registrant's Report on Form 10-Q for the
               quarter ended March 31, 1999, SEC File No. 1-11953, and
               incorporated by reference herein).
  5*      --   Opinion of Arias, Fabrega & Fabrega, regarding the legality of the common stock.
  8.1**   --   Opinion of Sidley Austin Brown & Wood LLP regarding U.S. tax matters.
  8.2*    --   Opinion of Arias, Fabrega & Fabrega regarding Panamanian tax matters (included in Exhibit 5).
 23.1**   --   Consent of KPMG LLP.
 23.2*    --   Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
 23.3**   --   Consent of Sidley Austin Brown & Wood LLP (included in
               Exhibit 8.1).
 24**     --   Power of Attorney.


---------------------------

  * Filed herewith.
 ** Previously filed with this Registration Statement.